UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2006

Cell Genesys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Forbes Boulevard, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 266-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2007, 2006, Cell Genesys, Inc. (the "Company") promoted Robert J. Dow to Senior Vice President and Chief Medical Officer from Senior Vice President – Medical Affairs. Dr. Dow will be adding clinical research and regulatory affairs to his previous medical affairs responsibilities. He will report directly to Stephen Sherwin, M.D., Cell Genesys’ Chief Executive Officer.

Dr. Dow, age 55, joined Cell Genesys in March 2005. Prior to joining Cell Genesys, from 2002 to 2005, Dr. Dow served as chief executive officer at Biolitec Pharma ltd, a UK biotechnology company wholly-owned by Biolitec AG of Germany. From 1997 to 2002, Dr. Dow held senior executive positions with Quantanova and Scotia Holdings, plc. From 1995 to 1997, Dr. Dow was Head of Global Drug Development with Hoffman la Roche, and from 1982 to 1995 he held senior executive positions in drug development with Syntex Corporation. Dr. Dow holds a B.Sc. in Medical Science from the University of St. Andrews and his medical qualification, a MBChB degree, from the University of Dundee in Scotland. He also is a Fellow of the Royal College of Physicians of Edinburgh.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

January 22, 2006	By:	/s/ Sharon E. Tetlow

Name: Sharon E. Tetlow
Title: Senior Vice President and Chief Financial Officer